Exhibit 99
Pall Corporation Fourth Quarter Sales Up 11.9%
Full Year Sales Increase 14.3%
East Hills, NY (September 15, 2008) — Pall Corporation (NYSE: PLL) today reported sales and earnings for the fourth quarter and year ended July 31, 2008.
Sales and Earnings Overview
Fourth quarter sales grew to $723.2 million, an 11.9% increase over the fourth quarter of fiscal 2007. Diluted earnings per share (“EPS”) were $0.57, up from $0.13 a year earlier. Net earnings were $69.9 million, compared to $16.8 million. Pro forma EPS, excluding restructuring and other charges, were $0.61 versus last year’s $0.46, an increase of 32.6%.
For the full fiscal year ended July 31, 2008, sales were $2.6 billion, a 14.3% increase over fiscal year 2007. Net earnings were $217.3 million compared to $127.5 million. Diluted EPS were $1.76, up from $1.02 and pro forma EPS, excluding restructuring and other charges, were $1.97 versus $1.48, an increase of 33.1%.
Sales in local currency (“LC”) increased $30.4 million, or 4.7%, in the quarter, and $162.6 million, or 7.2%, for the year. Foreign currency translation increased reported sales by $46.5 million or 7.2%, for the quarter, and $159.1 million, or 7.1%, for the year. The impact of foreign currency translation added approximately $0.05 to EPS in the quarter and $0.14 for the year.
Eric Krasnoff, Chairman and CEO, stated, “Pall has again successfully executed on its strategic plan. We also exceeded sales and earnings expectations for the year. Sales growth in the quarter was again broad-based and across many markets. Geographically, the highest growth came from Asia. Strong sales throughout the year combined with cost reduction and process improvement initiatives resulted in an operating margin of 15.2%, an 80 basis point improvement.”
Industrial — Fourth Quarter Highlights
(Dollar Amounts in Thousands)

Sales:	JULY 31, 2008	% CHANGE	% CHANGE IN LC
Energy, Water & Process Technologies (a)	$288,344	12.3	4.0
Aerospace & Transportation	90,156	26.6	20.9
Microelectronics	81,570	12.9	5.6

Total Industrial segment	$460,070	15.0	7.3

		% OF SALES
Gross profit	$202,662	44.1
Operating profit	$79,154	17.2

(a)	Formerly General Industrial.
Starting with this quarter, the General Industrial market has been renamed Energy, Water & Process Technologies (“EWPT”). This new moniker better reflects its market focus. For the quarter, EWPT grew 4% overall, with systems sales down 2.5%. EWPT systems sales grew 16.4% for the full year.

In Aerospace & Transportation, Commercial Aerospace sales grew 20.1% in the quarter. This was fueled by strong after-market demand and increased sales to regional and business airframe manufacturers. Military sales increased 17.2% led by the U.S.
Microelectronics sales were up 5.6%. Increasing production of solar cells and strength in the display and thin-film rigid disc markets contributed. Western Hemisphere results reflect the semiconductor market cyclical downturn.
Operating profit increased in the quarter 16.1% to $79.2 million while operating profit margin improved to 17.2%.
Life Sciences — Fourth Quarter Highlights
(Dollar Amounts in Thousands)

Sales:	JULY 31, 2008	% CHANGE	% CHANGE IN LC
Medical	$131,794	1.1	(3.2)
BioPharmaceuticals	131,347	13.3	4.6

Total Life Sciences segment	$263,141	6.9	0.5

		% OF SALES
Gross profit	$135,615	51.5
Operating profit	$53,910	20.5
Within Life Sciences, BioPharmaceuticals sales increased 4.6% in the quarter, and 10.8% for the full year. Pall continues to win business for new drugs and factories as evidenced by the 41.1% increase in systems sales in the year. The Company is also benefitting from increased production of biotechnology drugs and vaccines. The recent acquisition of GeneSystems further expands Pall’s capabilities in the biopharmaceuticals, medical, food and water safety markets.
Medical sales decreased 3.2% in the quarter, reflecting lower Blood Filtration sales in the Western Hemisphere. Improved pricing provided some offset.
Operating profit for Life Sciences increased in the quarter 10.2% to $53.9 million. The effect of price increases and favorable product and market mix improved operating margins to 20.5%.
Conclusion/Outlook
Mr. Krasnoff concluded, “Pall Corporation has turned in another solid year of sales and earnings growth. In 2009, we expect pro forma EPS to be in the range of $2.15 to $2.30. Pall is well positioned and capitalizing on growing global demand for fluid management technologies and services. We look forward to presenting Pall’s new five-year strategic plan at our Investor Day on October 29, 2008.”
Conference Call
On Tuesday, September 16, 2008, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call will be webcast and individuals can access it at www.pall.com/investor. Listening to the webcast requires audio speakers and Microsoft Windows Media Player software. The webcast will be archived for 30 days.

About Pall Corporation
Pall Corporation is the global leader in the rapidly growing field of filtration, separation and purification. Pall is organized into two businesses: Life Sciences and Industrial. These businesses provide leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceutical, transfusion medicine, energy, electronics, water purification, aerospace, transportation and broad industrial markets. Total revenues for fiscal year 2008 were $2.6 billion. The Company is headquartered in East Hills, New York and has extensive operations around the world. For more information visit Pall at http://www.pall.com.
Forward-Looking Statements
The matters discussed in this release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Results for 2008 are preliminary until the Company’s Form 10-K is filed with the Securities and Exchange Commission on or before September 29, 2008.
Forward-looking statements contained in this release and in the Company’s other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. In some cases forward looking statements can be identified by the use of terms such as “anticipate”, “should”, “believe”, “estimate”, “expect”, “intend”, “plan”, “predict”, “potential”, or other similar expressions concerning matters that are not historical facts. Such risks and uncertainties include, but are not limited to: risks relating to the Company’s restatement of prior period financial statements, including the risks associated with the pending IRS audit and pending SEC and Department of Justice investigations and litigation proceedings; risks associated with the Company’s planned cash management initiatives, which may result in changes in the Company’s effective tax rate; changes in product mix and product pricing may affect the Company’s operating results particularly as the systems business expands in which significantly longer sales cycles are experienced with less predictable revenue and profitability and less certainty of future revenue streams from related consumable product offerings and services; increases in costs of manufacturing and operating costs, including energy and raw materials; the Company’s ability to achieve the savings anticipated from its cost reduction and margin improvement initiatives including the timing of completion of its facilities rationalization initiative; fluctuations in foreign currency exchange rates and interest rates; regulatory approval or market acceptance of new technologies; changes in demand for the Company’s products and business relationships with key customers and suppliers including delays or cancellations in shipments; success in enforcing patents and protecting proprietary products and manufacturing techniques; risks associated with the completion or integration of acquisitions; domestic and international competition; and global and regional economic conditions, including particularly the impact of current challenging conditions in the United States that may also have global implications; and legislative, regulatory and political developments. The Company makes these statements as of the date of this disclosure and expressly disclaims any obligation to update them. You should carefully consider these factors as well as the additional risk factors outlined in more detail in our most recent Annual Report on Form 10-K under Item 1A, Risk Factors, and in other filings the Company makes with the Securities and Exchange Commission.
Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of Pall’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	JULY 31, 2008	JULY 31, 2007

Assets:

Cash and cash equivalents	$454,065	$443,036
Accounts receivable	617,079	551,393
Inventories	492,977	471,467
Other current assets	95,518	140,481

Total current assets	1,659,639	1,606,377

Property, plant and equipment, net	662,985	607,900
Other assets	634,122	494,569

Total assets	$2,956,746	$2,708,846

Liabilities and Stockholders’ Equity:

Short-term debt	$29,314	$41,720
Accounts payable, income taxes and other current liabilities	544,649	790,470

Total current liabilities	573,963	832,190

Long-term debt	747,051	591,591
Deferred taxes and other non-current liabilities	496,497	224,464

Total liabilities	1,817,511	1,648,245

Stockholders’ equity	1,139,235	1,060,601

Total liabilities and stockholders’ equity	$2,956,746	$2,708,846

PALL CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in thousands, except per share data)

	FOURTH QUARTER ENDED				YEAR ENDED
	JULY 31, 2008		JULY 31, 2007		JULY 31, 2008		JULY 31, 2007

Net sales	$723,211		$646,340		$2,571,645		$2,249,905
Cost of sales	384,934		344,246	(b)	1,360,810		1,190,549	(b)

Gross profit	338,277		302,094		1,210,835		1,059,356

% of sales	46.8%		46.7%		47.1%		47.1%
Selling, general and administrative expenses	204,202		181,750		749,519		675,005
Research and development	18,123		17,247		71,647		62,414

Earnings before restructuring and other charges/(gains), net (“ROTC”), interest expense, net, and income taxes	115,952		103,097		389,669		321,937
ROTC	3,415	(a)	292	(b)	31,538	(a)	22,352	(b)
Interest expense, net	6,848		9,430		32,576		39,056

Earnings before income taxes	105,689		93,375		325,555		260,529
Provision for income taxes	35,774	(a)	76,597	(b)	108,276	(a)	133,032	(b)

Net earnings	$69,915		$16,778		$217,279		$127,497

Earnings per share:
Basic	$0.58		$0.14		$1.77		$1.04
Diluted	$0.57		$0.13		$1.76		$1.02

Average shares outstanding:
Basic	120,550		123,114		122,445		123,115
Diluted	121,908		124,551		123,686		124,393

Net earnings as reported	$69,915		$16,778		$217,279		$127,497
ROTC and one-time purchase accounting adjustment, after pro forma tax effect	2,325	(a)	462	(b)	21,414	(a)	16,599	(b)
Tax adjustments	2,436	(a)	39,993	(b)	4,871	(a)	39,993	(b)

Pro forma earnings	$74,676		$57,233		$243,564		$184,089

Diluted earnings per share as reported	$0.57		$0.13		$1.76		$1.02
ROTC and one-time purchase accounting adjustment, after pro forma tax effect	0.02	(a)	0.01	(b)	0.17	(a)	0.14	(b)
Tax adjustments	0.02	(a)	0.32	(b)	0.04	(a)	0.32	(b)

Pro forma diluted earnings per share	$0.61		$0.46		$1.97		$1.48

(a)	ROTC in the quarter and year includes charges of $2,436 (1 cent per share, after pro forma tax effect) and $12,457 (7 cents per share, after pro forma tax effect), respectively, primarily comprised of severance and other costs related to the Company’s cost reduction programs, including its facilities rationalization initiative. ROTC in the quarter and year also includes $979 (1 cent per share, after pro forma tax effect) and $19,081 (10 cents per share, after pro forma tax effect) primarily comprised of legal and other professional fees related to the previously reported matters under inquiry by the audit committee of the Company’s board of directors.

Provision for income taxes includes a charge of $2,436 (2 cents per share) in the quarter and year ended July 31, 2008 related to an adjustment to the net tax cost of the anticipated repatriation of approximately $160 million of foreign earnings and a charge of $2,435 (2 cents per share) in the year ended July 31, 2008 resulting from newly enacted tax legislation in a foreign tax jurisdiction. Pro forma earnings exclude these items as it is deemed to be non-recurring in nature.

(b)	Cost of sales includes income of $148 in the quarter and charges of $2,745 (2 cents after pro for a tax effect) in the year primarily comprised of incremental depreciation and other adjustments recorded primarily in conjunction with the Company’s facilities rationalization initiative.

ROTC in the quarter includes charges of $292 (1 cent per share after pro forma tax effect) primarily comprised of severance and other costs related to the Company’s cost reduction programs, including its facilities rationalization initiative, partly offset by income from a legal settlement and income from an insurance recovery related to an environmental matter. ROTC in the year were $22,352 (12 cents per share, after pro forma tax effect) primarily comprised of severance costs, other exit costs and an impairment charge on certain long-lived assets partly offset by a gain on the sale of a facility and income from legal settlements. In addition, the year includes a charge related to environmental matters, net of insurance recoveries.

Provision for income taxes in the quarter and year includes a charge of $39,993 (32 cents per share) for the net tax cost of the anticipated repatriation of approximately $160 million of foreign earnings which had previously been asserted to be indefinitely reinvested and a change in estimate in fiscal year 2007 of certain income tax reserves. Pro forma earnings exclude these items as they are deemed to be non-recurring in nature.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(Amounts in Thousands)

	YEAR ENDED
	JULY 31, 2008	JULY 31, 2007

Net cash provided by operating activities	$190,806	$332,928

Investing activities:

Disposals of long-lived assets	10,137	47,734
Capital expenditures	(123,854)	(97,763)
Other	(7,970)	(5,398)

Net cash used by investing activities	(121,687)	(55,427)

Financing activities:

Dividends paid	(59,945)	(56,228)
Notes payable and long-term borrowings	112,245	(91,965)
Purchase of treasury stock	(148,850)	(61,795)
Other	20,209	47,540

Net cash used by financing activities	(76,341)	(162,448)

Cash flow for period	(7,222)	115,053
Cash and cash equivalents at beginning of year	443,036	317,657
Effect of exchange rate changes on cash	18,251	10,326

Cash and cash equivalents at end of period	$454,065	$443,036

Free cash flow:
Net cash provided by operating activities	$190,806	$332,928
Less capital expenditures	123,854	97,763

Free cash flow	$66,952	$235,165

PALL CORPORATION
SUMMARY OPERATING PROFIT BY SEGMENT
(Unaudited)
(Dollar Amounts in Thousands)

	FOURTH QUARTER ENDED		YEAR ENDED
	JULY 31, 2008	JULY 31, 2007	JULY 31, 2008	JULY 31, 2007

Industrial
Sales	$460,070	$400,134	$1,596,414	$1,369,718
Cost of sales (a)	257,408	222,895	887,512	755,614

Gross profit	202,662	177,239	708,902	614,104
% of sales	44.1%	44.3%	44.4%	44.8%

Selling, general and administrative expenses	116,349	101,598	432,326	381,436
Research and development	7,159	7,435	30,721	28,554

Operating profit	$79,154	$68,206	$245,855	$204,114
% of sales	17.2%	17.0%	15.4%	14.9%

Life Sciences
Sales	$263,141	$246,206	$975,231	$880,187
Cost of sales (a)	127,526	121,499	473,298	432,190

Gross profit	135,615	124,707	501,933	447,997
% of sales	51.5%	50.7%	51.5%	50.9%

Selling, general and administrative expenses	70,741	65,954	263,233	248,851
Research and development	10,964	9,812	40,926	33,860

Operating profit	$53,910	$48,941	$197,774	$165,286
% of sales	20.5%	19.9%	20.3%	18.8%

CONSOLIDATED:
Operating profit	$133,064	$117,147	$443,629	$369,400
General corporate expenses	17,112	14,198	53,960	44,718

Earnings before ROTC, interest and income taxes	115,952	102,949	389,669	324,682
ROTC (a)	3,415	144	31,538	25,097
Interest expense, net	6,848	9,430	32,576	39,056

Earnings before income taxes	$105,689	$93,375	$325,555	$260,529

(a)	Included in ROTC for the purpose of evaluation of segment profitability are incremental depreciation and other adjustments recorded in cost of sales of $148 and $2,745 in the quarter and year ended July 31, 2007, respectively, primarily recorded in conjunction with the Company’s facilities rationalization initiative.

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
FOURTH QUARTER ENDED	JULY 31, 2008	JULY 31, 2007	% CHANGE	IMPACT	CURRENCY

			|--- --- ---- ---- ---Increase/(Decrease)- --- ---- ---- --- --|
Industrial
By Market:
Energy, Water & Process Technologies (a)	$288,344	$256,678	12.3	$21,349	4.0
Aerospace & Transportation	90,156	71,191	26.6	4,100	20.9
Microelectronics	81,570	72,265	12.9	5,257	5.6

Total Industrial	$460,070	$400,134	15.0	$30,706	7.3

By Geography:
Western Hemisphere	$126,538	$118,702	6.6	$675	6.0
Europe	185,077	156,695	18.1	19,445	5.7
Asia	148,455	124,737	19.0	10,586	10.5

Total Industrial	$460,070	$400,134	15.0	$30,706	7.3

Life Sciences
By Market:
Medical	$131,794	$130,318	1.1	$5,606	(3.2)
BioPharmaceuticals	131,347	115,888	13.3	10,181	4.6

Total Life Sciences	$263,141	$246,206	6.9	$15,787	0.5

By Geography:
Western Hemisphere	$101,305	$106,245	(4.7)	$235	(4.9)
Europe	125,889	108,645	15.9	13,039	3.9
Asia	35,947	31,316	14.8	2,513	6.8

Total Life Sciences	$263,141	$246,206	6.9	$15,787	0.5

(a)	Formerly General Industrial.

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
YEAR ENDED	JULY 31, 2008	JULY 31, 2007	% CHANGE	IMPACT	CURRENCY

			|--- --- ---- ---- ---Increase/(Decrease)- --- ---- ---- --- --|

Industrial
By Market:
Energy, Water & Process Technologies (a)	$981,291	$821,957	19.4	$72,644	10.6
Aerospace & Transportation	306,571	254,675	20.4	14,498	14.7
Microelectronics	308,552	293,086	5.3	16,438	(0.3)

Total Industrial	$1,596,414	$1,369,718	16.6	$103,580	9.0

By Geography:
Western Hemisphere	$431,068	$398,428	8.2	$3,297	7.4
Europe	637,533	536,094	18.9	64,388	6.9
Asia	527,813	435,196	21.3	35,895	13.0

Total Industrial	$1,596,414	$1,369,718	16.6	$103,580	9.0

Life Sciences
By Market:
Medical	$491,798	$475,369	3.5	$20,483	(0.9)
BioPharmaceuticals	483,433	404,818	19.4	35,071	10.8

Total Life Sciences	$975,231	$880,187	10.8	$55,554	4.5

By Geography:
Western Hemisphere	$379,591	$377,301	0.6	$1,432	0.2
Europe	469,450	391,500	19.9	44,905	8.4
Asia	126,190	111,386	13.3	9,217	5.0

Total Life Sciences	$975,231	$880,187	10.8	$55,554	4.5

(a)	Formerly General Industrial.
Contact:
Pall Corporation
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
Telephone: 516-801-9848
Email: piannucci@pall.com